                                                                     Exhibit 1.2

                          HIGH COUNTRY BANCORP, INC.
                     SALIDA BUILDING AND LOAN ASSOCIATION
                          765,000 to 1,035,000 Shares

                                 Common Stock
                          (Par Value $0.01 Per Share)

                               $10.00 Per Share

                            SALES AGENCY AGREEMENT
                            ----------------------

Trident Securities, Inc.
4601 Six Forks Road, Suite 400
Raleigh, North Carolina 27609

Dear Sirs:

         High Country Bancorp, Inc., a Colorado-chartered corporation (the "Company"), and Salida Building and Loan Association, a federally chartered and insured mutual savings association (the "Association"), hereby confirm, as of __________ _____, 1997, their respective agreements with Trident Securities, Inc. ("Trident"), a broker-dealer registered with the Securities and Exchange Commission ("Commission") and a member of the National Association of Securities Dealers, Inc. ("NASD"), as follows:

         1.   Introductory. The Association intends to convert from a federally
              ------------
chartered mutual savings association to a federally chartered stock savings association as a wholly owned subsidiary of the Company (together with the Offerings, as defined below, the issuance of shares of common stock of the Association to the Company and the incorporation of the Company, the "Conversion") pursuant to a plan of conversion adopted on May 15, 1997 (as amended, the "Plan"). In accordance with the Plan, the Company is offering shares of its common stock, par value $0.01 per share (the "Shares" and the "Common Stock"), pursuant to nontransferable subscription rights in a subscription offering (the "Subscription Offering") to certain depositors and borrowers of the Association and to the Association's tax-qualified employee benefit plans (i.e., the Association's Employee Stock Ownership Plan (the "ESOP")). Concurrently with the Subscription Offering, shares of the Common Stock not sold in the Subscription Offering are being offered to the general public in a community offering, with preference being given to natural persons and trusts of natural persons permanently residing in Chaffee, Lake, Fremont and Saguache Counties, Colorado (the "Community Offering") (the Subscription and Community Offerings are sometimes referred to collectively as the "Offerings"), subject to the right of the Company and the Association, in their absolute discretion, to reject orders in the Community Offering in whole or in part. In the Offerings, the Company is offering between 765,000 and 1,035,000 Shares, with the possibility of offering up to 1,190,250 Shares without a resolicitation of subscribers, as contemplated by Title 12 of the Code of Federal Regulations,
Part 563b. With the exception of the ESOP, no person, individually or together with associates of and persons acting in concert with such person, may purchase in the aggregate more than $250,000 of the Shares issued in the Conversion.
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Sales Agency Agreement
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         The Company and the Association have been advised by Trident that it will utilize its best efforts in assisting the Company and the Association with the sale of the Shares in the Offerings and, if deemed necessary by the Company in a syndicated community offering. Prior to the execution of this Agreement, the Company has delivered to Trident the Prospectus dated __________ ___, 1997 (as hereinafter defined) and all supplements thereto to be used in the Offerings. Such Prospectus contains information with respect to the Company, the Association and the Shares.

         2.   Representations and Warranties.
              ------------------------------

              (a) The Company and the Association jointly and severally represent and warrant to Trident that:

                    (i) The Company has filed with the Commission a registration statement, including exhibits and an amendment or amendments thereto, on Form SB-2 (No. 333-________), including a Prospectus relating to the Offerings, for the registration of the Shares under the Securities Act of 1933, as amended (the "Act"); and such registration statement has become effective under the Act and no stop order has been issued with respect thereto and no proceedings therefor have been initiated or, to the Company's best knowledge, threatened by the Commission. Except as the context may otherwise require, such registration statement, as amended or supplemented, on file with the Commission at the time the registration statement became effective, including the Prospectus, financial statements, schedules, exhibits and all other documents filed as part thereof, as amended and supplemented, is herein called the "Registration Statement," and the prospectus, as amended or supplemented, on file with the Commission at the time the Registration Statement became effective is herein called the "Prospectus," except that if the prospectus filed by the Company with the Commission pursuant to Rule 424(b) of the general rules and regulations of the Commission under the Act (together with the enforceable published policies and actions of the Commission thereunder, the "SEC Regulations") differs from the form of prospectus on file at the time the Registration Statement became effective, the term "Prospectus" shall refer to the Rule 424(b) prospectus from and after the time it is filed with or mailed for filing to the Commission and shall include any amendments or supplements thereto from and after their dates of effectiveness or use, respectively. If any Shares remain unsubscribed following completion of the Subscription Offering and, if any, the Community Offering, the Company (i) will promptly file with the Commission a post-effective amendment to such Registration Statement relating to the results of the Subscription Offering and, if any, the Community Offering, any additional information with respect to the proposed plan of distribution and any revised pricing information or (ii) if no such post-effective amendment is required, will file with, or mail for filing to, the Commission a prospectus or prospectus supplement containing information
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Sales Agency Agreement
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              relating to the results of the Subscription and the Community
              Offerings and pricing information pursuant to Rule 424(c) of the Regulations, in either case in a form reasonably acceptable to the Company and Trident.

                    (ii) The Association has filed an Application for Approval of Conversion on Form AC, including exhibits (as amended or supplemented, the "Form AC" and together with the Form H-(e)1-S referred to below, the "Conversion Application") with the Office of Thrift Supervision (the "Office") under the Home Owners' Loan Act, as amended (the "HOLA") and the enforceable rules and regulations, including published policies and actions, of the Office thereunder (the "OTS Regulations"), which has been approved by the Office; and the Prospectus and the proxy statement for the solicitation of proxies from members for the special meeting to approve the Plan (the "Proxy Statement") included as part of the Form AC have been approved for use by the Office. No order has been issued by the Office preventing or suspending the use of the Prospectus or the Proxy Statement; and no action by or before the Office revoking such approvals is pending or, to the Association's best knowledge, threatened. The Company has filed with the Office the Company's application on Form H-(e)1-S promulgated under the savings and loan holding company provisions of the Home Owners' Loan Act and the regulations promulgated thereunder ("HOLA") and has received approval of its acquisition of the Association from the Office.

                    (iii) At the date of the Prospectus and at all times subsequent thereto through and including the Closing Date (i) the Registration Statement and the Prospectus (as amended or supplemented, if amended or supplemented) complied with the Act and the Regulations, (ii) the Registration Statement (as amended or supplemented, if amended or supplemented) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (iii) the Prospectus (as amended or supplemented, if amended or supplemented) did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Representations or warranties in this subsection shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Company or the Association relating to Trident by or on behalf of Trident expressly for use in the Registration Statement or Prospectus.
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                    (iv)    The Company has been duly incorporated as a Colorado
              corporation, and the Association has been duly organized as a mutual savings association under the laws of the United States, and each of them is validly existing and in good standing under the laws of the jurisdiction of its organization with full power and authority to own its property and conduct its business as described in the Registration Statement and Prospectus; the Association is a member in good standing of the Federal Home Loan Bank of Topeka; and the deposit accounts of the Association are insured by the Savings Association Insurance Fund ("SAIF") administered by the Federal Deposit Insurance Corporation ("FDIC") up to the applicable legal limits. Each of the Company and the Association is not required to be qualified to do business as a foreign corporation in any jurisdiction where non-qualification would have a material adverse effect on the Company and the Association, taken as a whole. The Association does not own equity securities of or an equity interest in any business enterprise except as described in the Prospectus. Upon amendment of the Association's charter and bylaws as provided in the rules and regulations of the Office and completion of the sale by the Company of the Shares as contemplated by the Prospectus, (i) the Association will be converted pursuant to the Plan to a federally chartered capital stock savings association with full power and authority to own its property and conduct its business as described in the Prospectus, (ii) all of the authorized and outstanding capital stock of the Association will be owned of record and beneficially by the Company, and (iii) the Company will have no direct subsidiaries other than the Association.

                    (v) The Association has good, marketable and insurable title to all assets material to its business and to those assets described in the Prospectus as owned by it, free and clear of all material liens, charges, encumbrances or restrictions, except for liens for taxes not yet due, except as described in the Prospectus and except as could not in the aggregate have a material adverse effect upon the operations or financial condition of the Association; and all of the leases and subleases material to the operations or financial condition of the Association, under which it holds properties, including those described in the Prospectus, are in full force and effect as described therein.

                    (vi) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary actions on the part of each of the Company and the Association, and this Agreement is a valid and binding obligation with valid execution and delivery of each of the Company and the Association, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of
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              creditors of savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A of the Federal Reserve Act, 12 U.S.C. Section 371c
              ("Section 23A")).

                    (vii) There is no litigation or governmental proceeding pending or, to the best knowledge of the Company or the Association, threatened against or involving the Company, the Association, or any of their respective assets which individually or in the aggregate would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations and business, including the assets and properties, of the Company and the Association, taken as a whole.

                    (viii) The Company and the Association have received the opinions of Housley Kantarian & Bronstein, P.C. with respect to federal tax consequences of the Conversion, and of Grimsley, White & Company with respect to the Colorado tax consequences of the Conversion, to the effect that the Conversion will constitute a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will not be a taxable transaction for the Association or the Company under the laws of Colorado, and the facts relied upon in such opinions are accurate and complete.

                    (ix) Each of the Company and the Association has all such corporate power, authority, authorizations, approvals and orders as may be required to enter into this Agreement and to carry out the provisions and conditions hereof, subject to the limitations set forth herein and subject to the satisfaction of certain conditions imposed by the Office in connection with its approvals of the Form AC and the Application H-(e)1-S, and except as may be required under the securities, or "blue sky," laws of various jurisdictions, and in the case of the Company, as of the Closing Date, will have such approvals and orders to issue and sell the Shares to be sold by the Company as provided herein, and in the case of the Association, as of the Closing Date, will have such approvals and orders to issue and sell the Shares of its Common Stock to be sold to the Company as provided in the Plan, subject to the issuance of amended charter in the form required for federally chartered stock savings associations (the "Stock Charter"), the form of which Stock Charter has been approved by the Office.

                    (x) Neither the Company nor the Association is in violation of any rule or regulation of the Office or the FDIC that could reasonably be expected to result in any enforcement action against the Company, the Association, or their
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Trident Securities, Inc.
Sales Agency Agreement
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              officers or directors that might have a material adverse effect on the condition (financial or otherwise), operations, businesses, assets or properties of the Company and the Association, taken as a whole.

                    (xi) The consolidated financial statements and any related notes or schedules which are included in the Registration Statement and the Prospectus fairly present the consolidated financial condition, income, retained earnings and cash flows of the Association at the respective dates thereof and for the respective periods covered thereby and comply as to form with the applicable accounting requirements of the Regulations and the applicable accounting regulations of the Office. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth therein, and such financial statements are consistent with financial statements and other reports filed by the Association with supervisory and regulatory authorities except as such generally accepted accounting principles may otherwise require. The tables in the Prospectus accurately present the information purported to be shown thereby at the respective dates thereof and for the respective periods therein.

                    (xii) There has been no material change in the condition (financial or otherwise), results of operations or business, including assets and properties, of the Company and the Association, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as set forth therein; and the capitalization, assets, properties and business of each of the Company and the Association conform to the descriptions thereof contained in the Prospectus. None of the Company nor the Association has any material liabilities of any kind, contingent or otherwise, except as set forth in the Prospectus.

                    (xiii) There has been no breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under, or creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company and the Association pursuant to any of the terms, provisions or conditions of, any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Association is a party or by which any of them or any of their respective assets or properties may be bound or is subject, or violation of any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree, which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Association taken as a whole; all agreements which are material to the condition (financial or otherwise), results of operations or business of the Company and the
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              Association taken as a whole are in full force and effect, and no party to any such agreement has instituted or, to the best knowledge of the Company and the Association, threatened any action or proceeding wherein the Company or the Association would be alleged to be in default thereunder.

                    (xiv) None of the Company or the Association is in violation of its respective charter or bylaws. The execution and delivery hereof and the consummation of the transactions contemplated hereby by the Company and the Association do not conflict with or result in a breach of the charter or bylaws of the Company or the Association (in either mutual or stock form) or constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Association pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Association is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations or business of the Company and the Association taken as a whole.

                    (xv) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus and prior to the Closing Date (as hereinafter defined), except as otherwise may be indicated or contemplated therein, none of the Company or the Association has issued any securities which will remain issued at the Closing Date or incurred any liability or obligation, direct or contingent, or borrowed money, except borrowings in the ordinary course of business, or entered into any other transaction not in the ordinary course of business and consistent with prior practices, which is material in light of the business of the Company and the Association, taken as a whole.

                    (xvi) Upon consummation of the Conversion, the authorized, issued and outstanding equity capital of the Company shall be within the range as set forth in the Prospectus under the caption "Capitalization," and no Common Stock of the Company shall be outstanding immediately prior to the Closing Date; the issuance and the sale of the Shares of the Company have been duly authorized by all necessary action of the Company and approved by the Office and, when issued in accordance with the terms of the Plan and paid for, shall be validly issued,
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              fully paid and nonassessable and shall conform to the description thereof contained in the Prospectus; the issuance of the Shares is not subject to preemptive rights, except as set forth in the Prospectus; and good title to the Shares will be transferred by the Company upon issuance thereof against payment therefor, free and clear of all claims, encumbrances, security interests and liens against the Company whatsoever. The certificates representing the Shares will conform in all material respects with the requirements of applicable laws and regulations. The issuance and sale of the capital stock of the Association to the Company has been duly authorized by all necessary action of the Association and the Company and appropriate regulatory authorities (subject to the satisfaction of various conditions imposed by the Office in connection with its approval of the Conversion Application), and such capital stock, when issued in accordance with the terms of the Plan, will be fully paid and nonassessable and will conform in all material respects to the description thereof contained in the Prospectus.

                    (xvii) No approval of any regulatory or supervisory or other public authority is required in connection with the execution and delivery of this Agreement or the issuance of the Shares, except for the declaration of effectiveness of any required post-effective amendment by the Commission and approval thereof by the Office and approval of the Company's application on Form H-(e)1-S by the Office, the issuance of the Stock Charter by the Office and as may be required under the securities laws of various jurisdictions.

                    (xviii) All contracts and other documents required to be
              filed as exhibits to the Registration Statement or the Conversion Application have been filed with the Commission and/or the Office, as the case may be.

                    (xix) Grimsley, White & Company, which has audited the financial statements of the Association at June 30, 1997 and 1996 and for the years ended June 30, 1997 and 1996 included in the Prospectus, is an independent public accountant within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants and Title 12 of the Code of Federal Regulations, Section 571.2(c)(3).

                    (xx) For the past five years, the Company and the Association have timely filed all required federal, state and local franchise tax returns, and no material deficiency has been asserted with respect to such returns by any taxing authorities, and the Company and the Association have paid all taxes that have become due and, to the best of their knowledge, have made adequate reserves for similar future tax liabilities, except where any failure to make such filings, payments and reserves, or the assertion of such a deficiency, would not have a
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              material adverse effect on the condition of the Company and the
              Association taken as a whole.

                    (xxi) All of the loans represented as assets of the Association on the most recent financial statements of the Association included in the Prospectus meet or are exempt from all requirements of federal, state or local law pertaining to lending, including without limitation truth in lending (including the requirements of Regulation Z and 12 C.F.R. Part 226 and Section 563.99), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not have a material adverse effect on the Company and the Association taken as a whole.

                    (xxii) The records of account holders, depositors, borrowers and other members of the Association delivered to Trident by the Association or its agent for use during the Conversion have been prepared or reviewed by the Association and, to the best knowledge of the Company and the Association, are reliable and accurate.

                    (xxiii) None of the Company, the Association, or the
              employees of the Company or the Association has made any payment of funds of the Company or the Association prohibited by law, and no funds of the Company or the Association have been set aside to be used for any payment prohibited by law.

                    (xxiv) To the best knowledge of the Company and the Association, the Company and the Association are in compliance with all laws, rules and regulations relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants and neither the Company nor the Association believes that the Company or the Association is subject to liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any similar law, except for violations which, if asserted, would not have a material adverse effect on the Company and the Association, taken as a whole. There are no actions, suits, regulatory investigations or other proceedings pending or, to the best knowledge of the Company or the Association, threatened against the Company or the Association relating to the discharge, storage, handling and disposal of hazardous or toxic substances, pollutants or contaminants. To the best knowledge of the Company and the Association, no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has been caused by the Company or the Association or, to the best knowledge of the Company or the Association, has occurred on, in or at any of the facilities or
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              properties of the Company or the Association, except such
              disposal, release or discharge which would not have a material adverse effect on the Company and the Association, taken as a whole.

                    (xxv) At the Closing Date, the Company and the Association will have completed the conditions precedent to, and shall have conducted the Conversion in all material respects in accordance with, the Plan, the OTS Regulations and all other applicable laws, regulations, published decisions and orders, including all terms, conditions, requirements and provisions precedent to the Conversion imposed by the Office.

              (b) Trident represents and warrants to the Company and the Association that:

                    (i) Trident is registered as a broker-dealer with the Commission, and is in good standing with the Commission and the NASD.

                    (ii) Trident is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to provide the services to be furnished to the Company and the Association hereunder.

                    (iii) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Trident, and this Agreement is a legal, valid and binding obligation of Trident, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of registered broker-dealers accounts of whose may be protected by the Securities Investor Protection Corporation or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A).

                    (iv) Each of Trident and, to Trident's knowledge, its employees, agents and representatives who shall perform any of the services required hereunder to be performed by Trident shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services, and Trident is a registered selling agent in the jurisdictions listed in Exhibit A hereto and will remain registered in such jurisdictions in which the Company is relying on such registration for the sale of the Shares, until the Conversion is consummated or terminated.
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                    (v)     The execution and delivery of this Agreement by
              Trident, the fulfillment of the terms set forth herein and the consummation of the transactions contemplated hereby shall not violate or conflict with the corporate charter or bylaws of Trident or violate, conflict with or constitute a breach of, or default (or an event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which Trident is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order.

                    (vi) Any funds received by Trident to purchase Common Stock will be handled in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                    (vii) There is not now pending or, to Trident's knowledge, threatened against Trident any action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning Trident's activities as a broker-dealer.

         3.   Employment of Trident; Sale and Delivery of the Shares. On the
              ------------------------------------------------------
basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company and the Association hereby employ Trident as their agent to utilize its best efforts in assisting the Company with the Company's sale of the Shares in the Subscription Offering and Community Offering. The employment of Trident hereunder shall terminate
(a) forty-five (45) days after the Subscription and Community Offering closes, unless the Company and the Association, with the approval of the Office, are permitted to extend such period of time, or (b) upon consummation of the Conversion, whichever date shall first occur.

         In the event the Company is unable to sell a minimum of 765,000 Shares (or such lesser amount as the Office may permit) within the period herein provided, this Agreement shall terminate, and the Company and the Association shall refund promptly to any persons who have subscribed for any of the Shares, the full amount which it may have received from them, together with interest as provided in the Prospectus, and no party to this Agreement shall have any obligation to the other party hereunder, except as set forth in Sections 6, 8(a) and 9 hereof. Appropriate arrangements for placing the funds received from subscriptions for Shares in special interest-bearing accounts with the Association until all Shares are sold and paid for were made prior to the commencement of the Subscription and Community Offering, with provision for prompt refund to the purchasers as set forth above, or for delivery to the Company if all Shares are sold.

         If all conditions precedent to the consummation of the Conversion are satisfied, including the sale of all Shares required by the Plan to be sold, the Company agrees to issue or have issued such Shares and to release for delivery certificates to subscribers thereof for such Shares
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on the Closing Date against payment to the Company by any means authorized pursuant to the Prospectus, at the principal office of the Company at 130 W. 2nd Street, Salida, Colorado or at such other place as shall be agreed upon between the parties hereto. The date upon which Trident is paid the compensation due hereunder is herein called the "Closing Date."

         Trident agrees either (a) upon receipt of an executed order form of a subscriber to forward the offering price of the Common Stock ordered on or before twelve noon on the next business day following receipt or execution of an order form by Trident to the Association for deposit in a segregated account or
(b) to solicit indications of interest in which event (i) Trident will subsequently contact any potential subscriber indicating interest to confirm the interest and give instructions to execute and return an order form or to receive authorization to execute the order form on the subscriber's behalf, (ii) Trident will mail acknowledgements of receipt of orders to each subscriber confirming interest on the business day following such confirmation, (iii) Trident will debit accounts of such subscribers on the third business day ("debit date") following receipt of the confirmation referred to in (i), and (iv) Trident will forward completed order forms together with such funds to the Association on or before twelve noon on the next business day following the debit date for deposit in a segregated account. Trident acknowledges that if the procedure in (b) is adopted, subscribers' funds are not required to be in their accounts until the debit date.

         In addition to the expenses specified in Section 6 hereof, Trident shall receive the following compensation for its services hereunder:

                  (a) A commission equal to 1.70% of the aggregate dollar amount of Common Stock sold to residents in the State of Colorado in the Subscription and Community Offerings, and a commission of 1.20% of the aggregate dollar amount of Common Stock sold to residents outside the State of Colorado in the Subscription and Community Offerings. All such fees are to be payable in next-day funds to Trident on the Closing Date. No commissions shall be payable on shares purchased by the Association's officers, directors, employees or their associates or employee plans.

                  (b) For stock sold by other NASD member firms under selected dealer's agreements, the commission shall not exceed a fee to be agreed upon jointly by Trident and the Association to reflect market requirements at the time of the stock allocation in a Syndicated Community Offering.

                  (c) Trident shall be reimbursed for allocable expenses, incurred by it whether or not the Offerings are successfully completed; provided, however, that reimbursable legal fees will not exceed $25,000 (excluding out of pocket expenses for which Trident will use its best efforts to ensure that such expenses are reasonable), that other reimbursable expenses will not exceed $10,000 and that neither the Company nor the Association shall pay or reimburse Trident for any of the foregoing expenses accrued

Trident Securities, Inc.
Sales Agency Agreement
Page 13


         after Trident shall have notified the Company or the Association of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Association shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement. Full payment to defray Trident's reimbursable expenses shall be made in next-day funds on the Closing Date or, if the Conversion is not completed and is terminated for any reason, within ten (10) business days of receipt by the Company of a written request from Trident for reimbursement of its expenses. Trident acknowledges receipt of $10,000 advance payment from the Association which shall be credited against the total reimbursement due Trident hereunder.

                  (d) Notwithstanding the limitations on reimbursement of Trident for allocable expenses provided in the immediately preceding paragraph (c), in the event that a resolicitation or other event causes the Offerings to be extended beyond their original expiration date, Trident shall be reimbursed for its allocable expenses incurred during such extended period, provided that the allowance for allocable expenses provided for in the immediately preceding paragraph (c) above have been exhausted and subject to the following. Such reimbursement shall be in amount equal to the product obtained by dividing $10,000 (original out-of-pocket expenses) by the total number of days of the unextended Subscription Offering (calculated from the date of the Prospectus to the intended close of the Subscription Offering as stated in the Prospectus) and multiplying such product by the number of days of the extension (that number of days from the date of the supplemental prospectus used in the extended Subscription Offering to the closing of the extension of the Subscription Offering described in such supplemental prospectus).

         The Company shall pay any stock issue and transfer taxes which may be payable with respect to the sale of the Shares. The Company and the Association shall also pay all expenses of the Conversion incurred by them or on their prior approval including but not limited to their attorneys' fees, NASD filing fees, and attorneys' fees relating to any required state securities laws research and filings, telephone charges, air freight, rental equipment, supplies, transfer agent charges, fees relating to auditing and accounting and costs of printing all documents necessary in connection with the Conversion.

         4.   Offering. Subject to the provisions of Section 7 hereof, Trident
              --------
is assisting the Company on a best efforts basis in offering a minimum of 765,000 and a maximum of 1,035,000 Shares, with the possibility of offering up to 1,190,250 Shares (except as the Office may permit to be decreased or increased) in the Subscription and Community Offerings. The Shares are to be offered to the public at the price set forth on the cover page of the Prospectus and the first page of this Agreement.

         5.   Further Agreements. The Company and the Association jointly and
              ------------------
severally covenant and agree that:

Trident Securities, Inc.
Sales Agency Agreement
Page 14


              (a) The Company shall deliver to Trident, from time to time, such number of copies of the Prospectus as Trident reasonably may request. The Company authorizes Trident to use the Prospectus in any lawful manner in connection with the offer and sale of the Shares.

              (b) The Company will notify Trident immediately upon discovery, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement becomes effective or any supplement to the Prospectus has been filed, (ii) of the issuance by the Commission of any stop order relating to the Registration Statement or of the initiation or the threat of any proceedings for that purpose,
         (iii) of the receipt of any notice with respect to the suspension of the qualification of the Shares for offering or sale in any jurisdiction, and (iv) of the receipt of any comments from the staff of the Commission relating to the Registration Statement. If the Commission enters a stop order relating to the Registration Statement at any time, the Company will make every reasonable effort to obtain the lifting of such order at the earliest possible moment.

              (c) During the time when a prospectus is required to be delivered under the Act, the Company will comply so far as it is able with all requirements imposed upon it by the Act, as now in effect and hereafter amended, and by the Regulations, as from time to time in force, so far as necessary to permit the continuance of offers and sales of or dealings in the Shares in accordance with the provisions hereof and the Prospectus. If during the period when the Prospectus is required to be delivered in connection with the offer and sale of the Shares any event relating to or affecting the Company and the Association, taken as a whole, shall occur as a result of which it is necessary, in the opinion of counsel for Trident, with the concurrence of counsel to the Company, to amend or supplement the Prospectus in order to make the Prospectus not false or misleading in light of the circumstances existing at the time it is delivered to a purchaser of the Shares, the Company forthwith shall prepare and furnish to Trident a reasonable number of copies of an amendment or amendments or of a supplement or supplements to the Prospectus (in form and substance satisfactory to counsel for Trident) which shall amend or supplement the Prospectus so that, as amended or supplemented, the Prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time the Prospectus is delivered to a purchaser of the Shares, not misleading. The Company will not file or use any amendment or supplement to the Registration Statement or the Prospectus of which Trident has not first been furnished a copy or to which Trident shall reasonably object after having been furnished such copy. For the purposes of this subsection the Company and the Association shall furnish such information with respect to themselves as Trident from time to time may reasonably request.

              (d) The Company and the Association have taken or will take all reasonably necessary action as may be required to qualify or register the Shares for offer and sale

Trident Securities, Inc.
Sales Agency Agreement
Page 15


         by the Company under the securities or blue sky laws of such jurisdictions as Trident and either the Company or its counsel may agree upon; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction. In each jurisdiction where such qualification or registration shall be effected, the Company, unless Trident agrees that such action is not necessary or advisable in connection with the distribution of the Shares, shall file and make such statements or reports as are, or reasonably may be, required by the laws of such jurisdiction.

              (e) Appropriate entries will be made in the financial records of the Association sufficient to establish a liquidation account for the benefit of eligible account holders as of December 31, 1995 and supplemental eligible account holders as of September 30, 1997 in accordance with the requirements of the Office.

              (f) The Company will file a registration statement for the Common Stock under Section 12(g) of the Exchange Act, prior to completion of the stock offering pursuant to the Plan. The Company shall maintain the effectiveness of such registration for a minimum period of three years or for such shorter period as may be required by applicable law.

              (g) The Company will make generally available to its security holders as soon as practicable, but not later than 45 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the regulations promulgated under the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date (as defined in said Rule 158) of the Registration Statement.

              (h) For a period of three (3) years from the date of this Agreement (unless the Common Stock shall have been deregistered under the Exchange Act), the Company will furnish to Trident, as soon as publicly available after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to Trident (i) as soon as publicly available, a copy of each report or definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and
         (ii) from time to time, such other public information concerning the Company as Trident may reasonably request.

              (i) The Company shall use the net proceeds from the sale of the Shares consistently with the manner set forth in the Prospectus.

              (j) The Company shall not deliver the Shares until each and every condition set forth in Section 7 hereof has been satisfied, unless such condition is waived by Trident.

Trident Securities, Inc.
Sales Agency Agreement
Page 16


              (k) The Company shall advise Trident, if necessary, as to the allocation of deposits, in the case of eligible account holders and supplemental eligible account holders and votes, in the case of other members, and of the Shares in the event of an oversubscription and shall provide Trident final instructions as to the allocation of the Shares ("Allocation Instructions") in such event and such information shall be accurate and reliable. Trident shall be entitled to rely on such instructions and shall have no liability in respect of its reliance thereon, including without limitation, no liability for or related to any denial or grant of a subscription in whole or in part.

              (l) The Company and the Association will take such actions and furnish such information as are reasonably requested by Trident in order for Trident to ensure compliance with the NASD's "Interpretation Relating to Free-Riding and Withholding."

         6.   Payment of Expenses. Whether or not the Conversion is consummated,
              -------------------
the Company and the Association shall pay or reimburse Trident for (a) all filing fees paid or incurred by Trident in connection with all filings with the NASD with respect to the Subscription and Community Offerings and, (b) in addition, if the Company is unable to sell a minimum of 765,000 Shares or such lesser amount as the Office may permit or the Conversion is otherwise terminated, the Company and the Association shall reimburse Trident for allocable expenses incurred by Trident relating to the offering of the Shares as provided in Section 3 hereof; provided, however, that neither the Company nor the Association shall pay or reimburse Trident for any of the foregoing expenses accrued after Trident shall have notified the Company or the Association of its election to terminate this Agreement pursuant to Section 11 hereof or after such time as the Company or the Association shall have given notice in accordance with Section 12 hereof that Trident is in breach of this Agreement.

         7.   Conditions of Trident's Obligations. Except as may be waived by
              -----------------------------------
Trident, the obligations of Trident as provided herein shall be subject to the accuracy of the representations and warranties contained in Section 2 hereof as of the date hereof and as of the Closing Date, to the performance by the Company and the Association of their obligations hereunder and to the following conditions:

              (a) At the Closing Date, Trident shall receive the favorable opinions of Housley Kantarian & Bronstein, P.C., special counsel for the Company and the Association, and _____________________, counsel to the Association, dated the Closing Date, addressed to Trident, substantially as set forth in Exhibits B and C, respectively, hereto.

              In rendering such opinions, such counsel may rely as to matters of fact on certificates of officers and directors of the Company and the Association and certificates of public officials delivered pursuant hereto. Such counsel may assume that any agreement is the valid and binding obligation of any parties to such agreement other than

Trident Securities, Inc.
Sales Agency Agreement
Page 17


         the Company and the Association. Such opinions may be governed by, and interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991), and, as a consequence, references in such opinions to such counsel's "knowledge" may be limited to "actual knowledge" as defined in the Accord (or knowledge based on certificates). Such opinions may be limited to present statutes, regulations and judicial interpretations and to facts as they presently exist; in rendering such opinions, such counsel need assume no obligation to revise or supplement them should the present laws be changed by legislative or regulatory action, judicial decision or otherwise; and such counsel need express no view, opinion or belief with respect to whether any proposed or pending legislation, if enacted, or any regulations or any policy statements issued by any regulatory agency, whether or not promulgated pursuant to any such legislation, would affect the validity of the execution and delivery by the Company and the Association of this Agreement or the issuance of the Shares.

              (b) At the Closing Date, Trident shall receive the letter of Housley Kantarian & Bronstein, P.C., special counsel for the Company and the Association, dated the Closing Date, addressed to Trident, substantially as set forth in Exhibit D, hereto.

              (c) Counsel for Trident shall have been furnished such documents as they reasonably may require for the purpose of enabling them to review or pass upon the matters required by Trident, and for the purpose of evidencing the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained, including but not limited to, resolutions of the Board of Directors of the Company and the Association regarding the authorization of this Agreement and the transactions contemplated hereby.

              (d) Prior to and at the Closing Date, in the reasonable opinion of Trident, (i) there shall have been no material change in the condition, financial or otherwise, business or results of operations of the Company and the Association, taken as a whole, since the latest date as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no transaction entered into by the Company and the Association after the latest date as of which the financial condition of the Company or the Association is set forth in the Prospectus other than transactions referred to or contemplated therein, transactions in the ordinary course of business, and transactions which are not material to the Company and the Association, taken as a whole; (iii) none of the Company or the Association shall have received from the Office or Commission any direction (oral or written) to make any change in the method of conducting their respective businesses which is material to the business of the Company and the Association, taken as a whole, with which they have not complied; (iv) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or threatened against the Company or the Association or affecting any of their respective assets, wherein an unfavorable

Trident Securities, Inc.
Sales Agency Agreement
Page 18


         decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or income of the Company and the Association, taken as a whole; and (v) the Shares shall have been qualified or registered for offering and sale by the Company under the securities or blue sky laws of such jurisdictions as Trident and the Company shall have agreed upon.

              (e) At the Closing Date, Trident shall receive a certificate of the principal executive officer and the principal financial officer of each of the Company and the Association, dated the Closing Date, to the effect that: (i) they have examined the Prospectus and, at the time the Prospectus became authorized by the Company for use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading with respect to the Company or the Association; (ii) since the date the Prospectus became authorized by the Company for use, no event has occurred which should have been set forth in an amendment or supplement to the Prospectus which has not been so set forth, including specifically, but without limitation, any material change in the business, condition (financial or otherwise) or results of operations of the Company or the Association and, the conditions set forth in clauses (ii) through (iv) inclusive of subsection (d) of this Section 7 have been satisfied; (iii) to the best knowledge of such officers, no order has been issued by the Commission or the Office to suspend the Subscription Offering or the Community Offering or the effectiveness of the Prospectus, and no action for such purposes has been instituted or threatened by the Commission or the Office; (iv) to the best knowledge of such officers, no person has sought to obtain review of the final actions of the Office and division approving the Plan; and (v) all of the representations and warranties contained in Section 2 of this Agreement are true and correct, with the same force and effect as though expressly made on the Closing Date.

              (f) At the Closing Date, Trident shall receive, among other documents, (i) copies of the letters from the Office authorizing the use of the Prospectus and the Proxy Statement, (ii) a copy of the order of the Commission declaring the Registration Statement effective;
         (iii) copies of the letters from the Office evidencing the corporate existence of the Association; (iv) a copy of the letter from the appropriate Colorado authority evidencing the incorporation (and, if generally available from such authority, good standing) of the Company;
         (v) a copy of the Company's corporate charter certified by the appropriate Colorado governmental authority; and, (vi) if available, a copy of the letter from the Office approving the Association's Stock Charter.

              (g) As soon as available after the Closing Date, Trident shall receive a copy of the Association's certified Federal Stock Charter executed by the appropriate federal governmental authority.

Trident Securities, Inc.
Sales Agency Agreement
Page 19


              (h) Concurrently with the execution of this Agreement, Trident acknowledges receipt of a letter from Grimsley, White & Company, independent certified public accountants, addressed to Trident and the Company, in substance and form satisfactory to counsel for Trident, with respect to the financial statements and certain financial information contained in the Prospectus.

              (i) At the Closing Date, Trident shall receive a letter in form and substance satisfactory to counsel for Trident from Grimsley, White & Company, independent certified public accountants, dated the Closing Date and addressed to Trident and the Company, confirming the statements made by them in the letter delivered by them pursuant to the preceding subsection as of a specified date not more than five (5) days prior to the Closing Date.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are, in the reasonable opinion of Trident and its counsel, satisfactory to Trident and its counsel. Any certificates signed by an officer or director of the Company or the Association prepared for Trident's reliance and delivered to Trident or to counsel for Trident shall be deemed a representation and warranty by the Company and the Association to Trident as to the statements made therein. If any condition to Trident's obligations hereunder to be fulfilled prior to or at the Closing Date is not so fulfilled, Trident may terminate this Agreement or, if Trident so elects, may waive any such conditions which have not been fulfilled, or may extend the time of their fulfillment. If Trident terminates this Agreement as aforesaid, the Company and the Association shall reimburse Trident for its expenses as provided in Section 3(b) hereof.

         8.   Indemnification.
              ---------------

              (a) The Company and the Association jointly and severally agree to indemnify and hold harmless Trident, its officers, directors and employees and each person, if any, who controls Trident within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever and shall further promptly reimburse such persons for any legal or other expenses reasonably incurred by each or any of them in investigating, preparing to defend or defending against any such action, proceeding or claim (whether commenced or threatened) arising out of or based upon (A) any misrepresentation by the Company or the Association in this Agreement or any breach of warranty by the Company or the Association with respect to this Agreement or arising out of or based upon any untrue or alleged untrue statement of a material fact or the omission or alleged omission of a material fact required to be stated or necessary to make not misleading any statements contained in
         (i) the Registration Statement or the Prospectus or (ii) any application (including the Form AC and the Form H-(e)1-S) or other document or communication (in this Section 8 collectively called "Application") prepared or executed by or on behalf

Trident Securities, Inc.
Sales Agency Agreement
Page 20


         of the Company or the Association or based upon written information furnished by or on behalf of the Company or the Association, whether or not filed in any jurisdiction, to effect the Conversion or qualify the Shares under the securities laws thereof or filed with the Office or Commission, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company or the Association with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or any amendment or supplement thereof or in any Application, as the case may be, or (B) the participation by Trident in the Conversion. This indemnity shall be in addition to any liability the Company and the Association may have to Trident otherwise.

              (b) The Company shall indemnify and hold Trident harmless for any liability whatsoever arising out of (i) the Allocation Instructions or (ii) any records of account holders, depositors, borrowers and other members of the Association delivered to Trident by the Association or its agents for use during the Conversion.

              (c) Trident agrees to indemnify and hold harmless the Company and the Association, their officers, directors and employees and each person, if any, who controls the Company and the Association within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Association to Trident, but only with respect to (A) statements or omissions, if any, made in the Prospectus or any amendment or supplement thereof, in any Application or to a purchaser of the Shares in reliance upon, and in conformity with, written information furnished to the Company or the Association with respect to Trident by or on behalf of Trident expressly for use in the Prospectus or in any Application; (B) any misrepresentation by Trident in Section 2(b) of this Agreement; or (C) any liability of the Company or the Association which is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have principally and directly resulted from gross negligence or willful misconduct of Trident.

              (d)   Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with the other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently

Trident Securities, Inc.
Sales Agency Agreement
Page 21


         incurred by such indemnified party in connection with the defense thereof other than the reasonable cost of investigation except as otherwise provided herein. In the event the indemnifying party elects to assume the defense of any such action and retain counsel acceptable to the indemnified party, the indemnified party may retain additional counsel, but shall bear the fees and expenses of such counsel unless
         (i) the indemnifying party shall have specifically authorized the indemnified party to retain such counsel or (ii) the parties to such suit include such indemnifying party and the indemnified party, and such indemnified party shall have been advised by counsel that one or more material legal defenses may be available to the indemnified party which may not be available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such suit notwithstanding the indemnifying party's obligation to bear the fees and expenses of such counsel. An indemnifying party against whom indemnity may be sought shall not be liable to indemnify an indemnified party under this Section 8 if any settlement of any such action is effected without such indemnifying party's consent. To the extent required by law, this Section 9 is subject to and limited by the provisions of Section 23A.

         9.   Contribution. In order to provide for just and equitable
              ------------
contribution in circumstances in which the indemnity agreement provided for in
Section 8 above is for any reason held to be unavailable to Trident, the Company and/or the Association other than in accordance with its terms, the Company or the Association and Trident shall contribute to the aggregate losses, liabilities, claims, damages, and expenses of the nature contemplated by said indemnity agreement incurred by the Company or the Association and Trident (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Association on the one hand and Trident on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company or the Association on the one hand and Trident on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Association on the one hand and Trident on the other shall be deemed to be in the same proportions as the total net proceeds from the Conversion received by the Company and the Association bear to the total fees received by Trident under this Agreement. The relative fault of the Company or the Association on the one hand and Trident on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Association or by Trident and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Trident Securities, Inc.
Sales Agency Agreement
Page 22


         The Company and the Association and Trident agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, Trident shall not be required to contribute any amount in excess of the amount by which fees owed Trident pursuant to this Agreement exceeds the amount of any damages which Trident has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. To the extent required by law, this Section 9 is subject to and limited by the provisions of Section 23A.

         10.  Survival of Agreements, Representations and Indemnities. The
              -------------------------------------------------------
respective indemnities of the Company and the Association and Trident and the representation and warranties of the Company and the Association and of Trident set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Trident or the Company or the Association or any controlling person or indemnified party referred to in Section 8 hereof, and shall survive any termination or consummation of this Agreement and/or the issuance of the Shares, and any legal representative of Trident, the Company, the Association and any such controlling persons shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         11.  Termination. Trident may terminate this Agreement by giving the
              -----------
notice indicated below in this Section at any time after this Agreement becomes effective as follows:

              (a) If any domestic or international event or act or occurrence has materially disrupted the United States securities markets such as to make it, in Trident's reasonable opinion, impracticable to proceed with the offering of the Shares; or if trading on the New York Stock Exchange shall have suspended; or if the United States shall have become involved in a war or major hostilities; or if a general banking moratorium has been declared by a state or federal authority which has material effect on the Association or the Conversion; or if a moratorium in foreign exchange trading by major international associations or persons has been declared; or if there shall have been a material change in the capitalization, condition or business of the Company, or if the Association shall have sustained a material or substantial loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act, whether or not said loss

Trident Securities, Inc.
Sales Agency Agreement
Page 23


         shall have been insured; or if there shall have been a material change in the condition or prospects of the Company or the Association.

              (b) If Trident elects to terminate this Agreement as provided in this Section, the Company and the Association shall be notified promptly by Trident by telephone or telegram, confirmed by letter.

              (c) If this Agreement is terminated by Trident for any of the reasons set forth in subsection (a) above, and to fulfill its obligations, if any, pursuant to Sections 3, 6, 8(a) and 9 of this Agreement and upon demand, the Company and the Association shall pay Trident the full amount so owing thereunder.

              (d) The Association may terminate the Conversion in accordance with the terms of the Plan. Such termination shall be without liability to any party, except that the Company and the Association shall be required to fulfill their obligations pursuant to Sections 3(b), 3(c), 6, 8(a) and 9 of this Agreement.

         12.  Notices. All communications hereunder, except as herein otherwise
              -------
specifically provided, shall be in writing and if sent to Trident shall be mailed, delivered or telegraphed and confirmed to Trident Securities, Inc., 4601 Six Forks Road, Suite 400, Raleigh, North Carolina 27609, Attention: Mr. Willis Smith, II (with a copy to Malizia, Spidi, Sloane & Fisch, P.C., 1301 K Street, N.W., Suite 700 East, Washington, D.C. 20005, Attention: Charles E. Sloane, Esquire) and if sent to the Company or the Association shall be mailed, delivered or telegraphed and confirmed to Salida Building and Loan Association, 130 W. 2nd Street, Salida, Colorado 81201-0309, Attention: Larry D. Smith, President (with a copy to Housley Kantarian & Bronstein, P.C., Suite 700, 1220 - 19th Street, N.W., Washington, D.C. 20036, Attention: Howard S. Parris, Esquire).

         13.  Parties. This Agreement shall inure solely to the benefit of, and
              -------
shall be binding upon, Trident, the Company, the Association and the controlling and other persons referred to in Section 8 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

         14.  Construction. Unless governed by preemptive federal law, this
              ------------
Agreement shall be governed by and construed in accordance with the substantive laws of North Carolina.

         15.  Counterparts. This Agreement may be executed in separate
              ------------
counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute but one and the same instrument.

Trident Securities, Inc.
Sales Agency Agreement
Page 24


         Please acknowledge your agreement to the foregoing by signing below and returning to the Company one copy of this letter.

HIGH COUNTRY BANCORP, INC.                 SALIDA BUILDING AND LOAN ASSOCIATION




By:                                        By:
      -------------------------------            ------------------------------
      Larry D. Smith                             Larry D. Smith
      President                                  President





Date:                                      Date:
      -------------------------------            -------------------------------


Agreed to and accepted:

TRIDENT SECURITIES, INC.

By:
      -------------------------------

Date:

                                    Exhibit A


            Jurisdictions where Trident is a Registered Selling Agent

Trident Securities, Inc. is a registered selling agent in the jurisdictions
                         --
listed below:

         Alabama                    Missouri
         Arizona                    Nebraska
         Arkansas                   Nevada
         California                 New Hampshire
         Colorado                   New Jersey
         Connecticut                New Mexico
         Delaware                   New York
         District of Columbia       North Carolina
         Florida                    North Dakota (Trident Securities, Inc.
                                    only, no agents)
         Georgia                    Ohio
         Idaho                      Oklahoma
         Illinois                   Oregon
         Indiana                    Pennsylvania
         Iowa                       Rhode Island
         Kansas                     South Carolina
         Kentucky                   Tennessee
         Louisiana                  Texas
         Maine                      Vermont
         Maryland                   Virginia
         Massachusetts              Washington
         Michigan                   West Virginia
         Minnesota                  Wisconsin
         Mississippi                Wyoming

Trident Securities, Inc. is not a registered selling agent in the jurisdictions
                            ---
listed below:

         Alaska
         Hawaii
         Montana
         South Dakota
         Utah

                                    Exhibit B






__________ ____, 1997

Trident Securities, Inc.
4601 Six Forks Road
Suite 400
Raleigh, North Carolina  27609

         Re:      Salida Building and Loan Association
                  High Country Bancorp, Inc.
                  ----------------------------------------

Ladies and Gentlemen:

         We are rendering this opinion to Trident Securities, Inc. ("Trident" or "you") as special counsel for Salida Building and Loan Association (the "Association") and High Country Bancorp, Inc. (the "Company"), pursuant to
Section 7(a) of the Agency Agreement dated ____________ ____, 1997 (the "Agency Agreement") by and among the Association, the Company and you, as agent for the sale of up to 1,190,250 shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") issued in connection with the conversion of the Association from a federally chartered mutual savings association to a federally chartered capital stock savings association and the simultaneous issuance of all of the issued and outstanding stock of the converted Association to the Company (collectively, the "Conversion") in accordance with the Association's Plan of Conversion (the "Plan"). All references in this opinion to instruments and other defined terms shall mean the instruments and other terms as defined in the Agency Agreement, except to the extent they are otherwise defined herein or the context otherwise requires.

         As special counsel for the Association and the Company, we have reviewed such corporate records, certificates, and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of rendering this opinion. In the course of our review, we have assumed the genuineness of all signatures on original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof, except with respect to execution and delivery of the Agency Agreement by the Company and the Association as to which we have relied upon representations of officers of the Association and the Company. With respect to questions of good standing of the Association and the Company, we have relied solely upon the official letters of appropriate governmental authorities and representations of officers of the Association and the Company.

         As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company and the Association made in the Agency

Agreement and the certificates of officers delivered at the closing. We have made no examination or investigation for purposes of these opinions to verify the accuracy or completeness of any financial, accounting, pro forma, valuation, or statistical information or information with respect to Trident set forth in the Registration Statement, the Prospectus, the Agency Agreement, or any of the documents referred to herein or otherwise furnished to Trident or with respect to any other accounting or financial matters and express no opinion with respect thereto. We have also assumed for the purposes of the opinions expressed herein that the Agency Agreement is a valid and binding obligation of Trident.

         Anything to the contrary, expressly stated or implied, notwithstanding, each of the opinions hereinafter expressed is subject to the following further qualifications whether or not such opinions refer to such qualifications:

         (1) We offer no opinion and do not purport to opine as to the enforceability of provisions contained in any documents relating to the Conversion or contemplated by the Agency Agreement or documents as to which the Association or the Company is a party (a) relating to disclaimers, liability limitations with respect to third parties, releases, or legal or equitable rights, or discharges of defenses and remedies, (b) fixing the amount of liquidated damages, (c) requiring the payment of interest on interest, (d) providing for indemnification or contribution, and (e) relating to the payment of attorney's fees.

         (2) Our opinions below are limited to the matters expressly set forth in this opinion letter, and no opinion is to be implied or inferred beyond the matters stated. Without limiting the foregoing, we express no opinion as to the anti-fraud provisions of federal and state securities laws.

         (3) We have made no independent investigation for purposes of these opinions as to the accuracy or completeness of any representation, warranty, date, or other information, written or oral, made or furnished in connection with the Agency Agreement, and we have relied on the certificates of officers of the Company and the Association that none of such information contains any untrue statement of a material fact or omits a material fact necessary to make the statements made not misleading.

         (4) We are not required to be licensed to practice law in any jurisdiction other than the District of Columbia. The opinions expressed herein are limited solely to the federal banking and securities laws and regulations and Colorado corporate law applicable to the Agency Agreement and the transactions contemplated thereby, and we do not opine on any other federal law or the laws of any other applicable jurisdiction.

         (5) We have acted as special counsel in connection with the application of federal securities and banking law and regulations and Colorado corporate law applicable to the Agency Agreement and the Conversion and, consequently, there may exist matters of a legal nature concerning the Company, the Association, their subsidiary, or affiliated parties in connection with which we have not been consulted and have not represented the Company, the Association, or their subsidiary.

         (6) This opinion should in no way be construed as an opinion as to the materiality of the contents of the Registration Statement, the Prospectus, or the Conversion Application.

         (7) Except as otherwise expressly stated, this opinion shall be governed and interpreted in accordance with the Legal Opinion Accord of the American Bar Association Section of Business Law (1991).

         Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions and qualifications set forth herein, it is our opinion that:

                     (i) the Company has been duly incorporated, and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and the Association is validly existing as a mutual savings association in good standing under the laws of the United States, each with full power and authority to own its properties and conduct its business as described in the Prospectus;

                     (ii) the Association is a member of the Federal Home Loan Bank of Topeka, and the deposit accounts of the Association are insured by the SAIF up to the applicable legal limits;

                     (iii) to our actual knowledge, the activities of the Association as such activities are described in the Prospectus are permitted under federal and Colorado law to subsidiaries of a Colorado business corporation and the Association does not have any subsidiaries;

                     (iv) the Plan complies with, and, to our actual knowledge, the Conversion of the Association from a federally chartered mutual savings association to a federally chartered stock savings association and the creation of the Company as a holding company for the Association have been effected in all material respects in accordance with, the HOLA and the OTS Regulations; to our actual knowledge, all of the terms, conditions, requirements and provisions with respect to the Plan and the Conversion imposed by the Office in its letters approving the Plan and the Conversion, except with respect to the filing or submission of certain required post-Conversion reports or other materials by the Company or the Association, have been complied with by the Company and the Association; and, to our actual knowledge, no person has sought to obtain regulatory or judicial review of the final action of the Office in approving the Plan;

                     (v) the Company has authorized Common Stock as set forth in the Registration Statement and the Prospectus, and the description of such Common Stock in the Registration Statement and the Prospectus is accurate in all material respects;

                           (vi) the issuance and sale of the Shares have been duly and validly authorized by all necessary corporate action on the part of the Company; the Shares, upon receipt of payment and issuance in accordance with the terms of the Plan and this Agreement, will be validly issued, fully paid, nonassessable and, except as disclosed in the Prospectus, free of preemptive rights, and purchasers of the Shares from the Company upon issuance thereof against payment therefore will acquire such Shares free and clear of all claims, encumbrances, security interests and liens created by the Company;

                           (vii) the form of certificate used to evidence the Shares is in proper form and complies in all material respects with applicable Colorado law;

                           (viii) the issuance and sale of the capital stock of the Association to the Company have been duly authorized by all necessary corporate action of the Association and the Company and have received the approval of the Office, and such capital stock, upon receipt of payment and issuance in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable and owned of record and, to our actual knowledge, beneficially by the Company;

                           (ix)      subject to the satisfaction of the
                  conditions to the Office's approval of the Conversion Application, no further approval, authorization, consent or other order of any federal government board or body is required in connection with the execution and delivery of this Agreement, issuance of the Shares and the consummation of the Conversion, except with respect to the issuance to the Association of the Stock Charter by the Office and as may be required under the "blue sky" laws of various jurisdictions;

                           (x)       the execution and delivery of this
                  Agreement and the consummation of the Conversion have been duly and validly authorized by all necessary corporate action on the part of each of the Company and the Association;

                           (xi) the statements in the Prospectus and incorporated by reference in the Proxy Statement under the captions "Regulation," "Taxation," "Dividend Policy," "Certain Restrictions on Acquisition of the Company and the Association" and "Description of Capital Stock," insofar as they are, or refer to, statements of law or legal conclusions (excluding financial data included therein, as to which an opinion is not expressed), have been prepared or reviewed by us and are correct in all material respects;

                           (xii) the Conversion Application has been approved by the Office, and the Prospectus and the Proxy Statement have been authorized for use by the Office; the Registration Statement and any post-effective amendment thereto has been declared effective by the Commission; and, to our actual knowledge, no proceedings are pending by or before the Commission or the Office seeking to revoke or rescind the orders declaring the Registration Statement effective or approving the Conversion Application or, to our actual knowledge, are contemplated or threatened;

                           (xiii) the execution and delivery of this Agreement
                  and the consummation of the Conversion by the Company and the Association do not conflict with or result in a breach of the charter or bylaws of the Company or the Association (in either mutual or stock form); and

                           (xiv) the Conversion Application, the Registration Statement, the Prospectus and the Proxy Statement, in each case as amended, comply as to form in all material respects with the requirements of the Act, the HOLA, the SEC Regulations and the OTS Regulations, as the case may be (except as to information with respect to Trident included therein and financial statements, notes to financial statements, financial tables and other financial and statistical data, including the appraisal, included therein, as to which no opinion is expressed); to our actual knowledge, all documents and exhibits required to be filed with the Conversion Application and the Registration Statement have been so filed and the descriptions in the Conversion Application and the Registration Statement of such documents and exhibits are accurate in all material respects.

         This opinion is being rendered solely for the benefit of the addressee hereof and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent. The opinion may be delivered to your counsel. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

                                           Very truly yours,


                                           Housley, Kantarian & Bronstein, P.C.

                                    Exhibit C
                                    ---------

                         [Letterhead of Local Attorneys]

__________ ____, 1997

Trident Securities, Inc.
4601 Six Forks Road
Suite 400
Raleigh, North Carolina  27609

         Re:      Salida Building and Loan Association
                  High Country Bancorp, Inc.
                  ------------------------------------------

Ladies and Gentlemen:

         We are rendering this opinion to Trident Securities, Inc. ("Trident" or "you") as general counsel to Salida Building and Loan Association (the "Association") and High Country Bancorp, Inc. (the "Company") at the time of the conversion of the Association from a federally chartered mutual savings association to a federally chartered capital stock savings association and the simultaneous issuance of all of the issued and outstanding stock of the converted Association to the Company (the "Conversion") in accordance with the Association's Plan of Conversion (the "Plan"). Except to the extent they are otherwise defined herein or the context otherwise requires, all references in this opinion to instruments and other defined terms shall mean the instruments and other terms as defined in the Agency Agreement dated __________ _____, 1997 (the "Agreement") by and among the Association, the Company, and Trident. Our representation was limited solely to matters of Colorado law and this opinion is delivered to you pursuant to Section 7(a) of the Agreement.

         As general counsel to the Company and the Association, with respect to the Association and the Company, we have examined such corporate records, certificates, and other documents, and such questions of law, as we have considered necessary or appropriate for the purpose of rendering this opinion. In the course of our examination, we have assumed the genuineness of all signatures on original documents, and the due execution and delivery of all documents requiring due execution and delivery for the effectiveness thereof. As to matters of fact relating to our opinion, we have relied on certificates and written statements of officers of the Association and the Company.

         Based upon and subject to the foregoing and in reliance thereon, and subject to the assumptions, exceptions, and qualifications set forth herein, it is our opinion that:

                           (i) to our actual knowledge, the Association has
                  obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business as such business is described in the Prospectus, all such licenses, permits and other governmental authorizations are in full force and effect and the Association is in all material respects complying therewith, except where the failure to hold such licenses, permits or governmental authorizations or the failure to so comply would not have a material adverse effect on the Company and the Association, taken as a whole;

                           (ii) there are no material legal or governmental proceedings pending or, to our actual knowledge, threatened against or involving the assets of the Company or the Association (provided that for this purpose we do not regard any litigation or governmental procedure to be "threatened" unless the potential litigant or government authority has manifested to the management of the Company or the Association, or to us, a present intention to initiate such litigation or proceeding);

                           (iii) to our actual knowledge, the execution and delivery of the Agreement and the consummation of the Conversion by the Company and the Association do not constitute a material breach of or default (or an event which, with notice or lapse of time or both, would constitute a default) under, give rise to any right of termination, cancellation or acceleration contained in, or result in the creation or imposition of any lien, charge or other encumbrance upon any of the properties or assets of the Company or the Association pursuant to any of the terms, provisions or conditions of, any material agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Association is a party or violate any governmental license or permit or any enforceable published law, administrative regulation or order or court order, writ, injunction or decree (subject to the satisfaction of certain conditions imposed by the Office in connection with its approval of the Conversion Application), which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Association taken as a whole;

                           (iv) to our actual knowledge, there has been no material breach of any provision of the Company's or the Association's charter or bylaws or breach or default (or the occurrence of any event which, with notice or lapse of time or both, would constitute a default) under any agreement, contract, indenture, bond, debenture, note, instrument or obligation to which the Company or the Association is a party or by which any of them or any of their respective assets or properties may be bound, or any governmental license or permit, or a violation of any enforceable published law, administrative regulation or order, or court order, writ, injunction or decree which breach, default, encumbrance or violation would have a material adverse effect on the condition (financial or otherwise), operations, business, assets or properties of the Company and the Association taken as a whole; and,

                           (v) the Agreement is a legal, valid and binding
                  obligation of each of the Company and the Association, enforceable in accordance with its terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar laws relating to or affecting the enforcement of creditors' rights generally or the rights of creditors of depository institutions whose accounts are insured by the FDIC or savings and loan holding companies the accounts of whose subsidiaries are insured by the FDIC or by general equity principles, regardless of whether such enforceability is considered in a proceeding in equity or at law, and except to the extent that the provisions of Sections 8 and 9 hereof may be unenforceable as against public policy or pursuant to Section 23A, as to which we render no opinion);

         This opinion is being rendered solely for the benefit of the addressee hereof and that of the addressee's and the Company's counsel and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent. We hereby consent to the delivery of this opinion to your counsel named in the Agreement and to the Company's counsel in connection with the consummation of the Conversion. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.


                                             Very truly yours,




                                             ----------------------------

                                    Exhibit D
                                    ---------




__________ ____, 1997

Trident Securities, Inc.
4601 Six Forks Road
Suite 400
Raleigh, North Carolina  27609

         Re:      Salida Building and Loan Association
                  High Country Bancorp, Inc.
                  ------------------------------------------

Ladies and Gentlemen:

         We have acted as special counsel for High Country Bancorp, Inc. (the "Company") and Salida Building and Loan Association (the "Association") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Registration Statement on Form SB-2 (No. 333-______), as amended, and the Association's Application for Conversion on Form AC, as amended, relating to the offering of the Company's common stock (the "Common Stock") in a subscription offering in connection with the conversion of the Association from a federally chartered mutual savings association to a federally chartered stock savings association (the "Conversion") and the issuance of the Association's capital stock to the Company pursuant to the Association's plan of conversion, originally adopted by the Association's Board of Directors on May 15, 1997. Such registration statement, as amended, when it became effective is herein called the "Registration Statement," and the related Prospectus dated ____________ ____, 1997 is herein called the "Prospectus." Such application for conversion, as amended, when it received approval is herein called the "Conversion Application." This letter is furnished pursuant to
Section 7(b) of the Agency Agreement dated ___________ ____, 1997 (the "Agency Agreement") among the Company, the Association, and Trident Securities, Inc. ("Trident" or "you").

         Because the primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting, or statistical matters and because of the wholly or partially non-legal character of many of the statements contained in the Conversion Application, the Registration Statement, and the Prospectus, for purposes of this letter, we are not passing upon and do not assume any responsibility for the accuracy, completeness, or fairness of the statements contained in the Conversion Application, the Registration Statement, or the Prospectus and we make no representation that we have independently verified the accuracy, completeness, or fairness of such statements. Without limiting the foregoing, for purposes of this letter, we assume no responsibility for, and have not independently verified, the accuracy, completeness, or fairness of the financial statements and schedules and other financial and statistical data and stock valuation information, or information regarding you included in the

Conversion Application, the Registration Statement, and the Prospectus, and we have not examined the accounting, financial, or statistical records from which such financial statements, schedules, and data are derived. We note that, although certain portions of the Conversion Application, the Registration Statement, and the Prospectus (including financial statements and schedules and stock valuation information) have been included therein on the authority of "experts" within the meaning of the Securities Act, we are not such experts with respect to any portion of the Conversion Application or the Registration Statement, including without limitation such financial statements or schedules or the other financial or statistical data included therein.

         Based on such counsel's participation in conferences with representatives of the Company, the Association, its counsel, the independent appraiser, the independent certified public accountants, Trident and its counsel, review of documents and understanding of applicable law (including the requirements of Form SB-2 and the character of the Registration Statement contemplated thereby) and the experience such counsel has gained in its practice under the Act, nothing has come to such counsel's attention that would lead it to believe that the Registration Statement, as amended (except as to information in respect of Trident contained therein and except as to the financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein, as to which such counsel need express no view), at the time it became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein not misleading, or that the Prospectus, as amended (except as to information in respect of Trident contained therein and except as to financial statements, notes to financial statements, financial tables and other financial and statistical data contained therein as to which such counsel need express no view), as of the date of the Prospectus and as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (in making this statement such counsel may state that it has not undertaken to verify independently the information in the Registration Statement or Prospectus and, therefore, does not assume any responsibility for the accuracy or completeness thereof).

         We are furnishing this letter to you solely for your benefit. This letter is not to be used, circulated, quoted, or otherwise referred to for any other purpose, except that a copy may be provided to your counsel.


                                           Very truly yours,



                                           Housley, Kantarian & Bronstein, P.C.

                                      D-2